GB SCIENCES LAS VEGAS, LLC
GB SCIENCES NEVADA LLC

8% Promissory Note

$470,000.00     December 3, 2019

FOR VALUE RECEIVED, GB SCIENCES LAS VEGAS, LLC, a Nevada limited liability company (“GBS LV”), and GB SCIENCES NEVADA LLC, a Nevada limited liability company (“GBS NV” and together with GBS LV, collectively, the “Borrower”) with their principal executive offices at 3550 W. Teco Avenue, Las Vegas NV 89118, jointly and severally promise to pay to the order of AJE MANAGEMENT, LLC (the “Lender” or the “Holder of this Note”) or registered assigns, the principal amount of Four Hundred [Seventy] Thousand Dollars ($470,000) Dollars, or such lesser amount as shall equal the aggregate unpaid principal amount of the loans made by Lender to the Borrower hereunder (the “Principal Amount”), together with interest on such Principal Amount, on December 31, 2020 (the “Maturity Date”). Interest on this Promissory Note (this “Note”) shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 2 hereof.

Interest shall accrue on the Principal Amount outstanding from time to time and shall be payable (i) upon maturity (whether at the Maturity Date, by acceleration or otherwise) and (ii) at any time after maturity until paid in full (after as well as before judgment), on demand. All computations of interest hereunder shall be made based on the actual number of days elapsed in a year of 365 days (including the first day but excluding the last day during which any such Principal Amount is outstanding). All payments by the Borrower hereunder shall be applied first to pay any interest which is due, but unpaid, and then to reduce the Principal Amount.

Each payment by the Borrower pursuant to this Note shall be made without set-off or counterclaim and in immediately available funds by wire or check only. THIS NOTE MAY NOT BE PAID OR PREPAID IN CASH. The Borrower (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the Holder of this Note, on demand, all costs and expenses (including reasonable and documented legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

This Note has been issued to Lender pursuant to a Loan Agreement (as amended from time to time, the “Loan Agreement”) of even date herewith. Unless otherwise defined in this Note, capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

1.     Principal Repayment. This Note may be prepaid, in whole or in part, at any time or from time to time, without premium or penalty. All payments made on this Note shall be applied first to interest accrued to the date of the payment, then to other amounts which may then be due hereunder (other than principal), and then to the outstanding principal amount of this Note.

2.     Computation of Interest.

A.     Base Interest Rate. Subject to Sections 2B and 2C below, the outstanding Principal Amount shall bear interest at the rate of eight (8%) percent per annum.

B.     Penalty Interest. Upon the occurrence and during the continuance of an Event of Default (as defined below), the rate of interest applicable to the unpaid Principal Amount shall be increased to ten (10%) percent per annum.

3.     Covenants of Borrower.

A.     Affirmative Covenants. Each Borrower covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of the Lender, it will perform the obligations set forth in this Section 3A:

(i)     Taxes and Levies. The Borrower will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Borrower or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings;

(ii)     Maintenance of Existence. The Borrower will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Borrower, except where the failure to comply would not have a material adverse effect on the Borrower;

(iii)     Maintenance of Property. The Borrower will at all times reasonably maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

(iv)     Insurance. The Borrower will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

(v)     Maintenance of Teco Facility. The Borrower will hold and maintain all duly issued certificates and licenses necessary to operate its cannabis cultivation and production facility at 3550 W. Teco Avenue, Las Vegas, Nevada (the “Teco Facility”) in accordance with all Nevada Legal Requirements;

(vi)     Books and Records. The Borrower will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Lender or its agents;

(vii)     Notice of Certain Events. The Borrower (will give prompt written notice (with a description in reasonable detail) to the Lender of the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default;

(viii)     Compliance with Laws. The Borrower will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (“Law”), other than U.S. Federal Law governing the production and sale of cannabis; and

(ix)     Use of Proceeds. The Borrower shall use the proceeds of Advances solely to pay employees, vendors and other third party creditors of Borrower in connection with the operation of the Teco Facility.

B.     Negative Covenants. Each Borrower covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of the Lender, it will perform the obligations set forth in this Section 3B:

(i)     Liquidation, Dissolution. The Borrower will not (and will not permit any of its subsidiaries to) liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity; provided, however, such prior written consent shall not be required in connection with the consummation of any merger or change of control transaction which results in prepayment of the Note pursuant to the terms of this Note;

(ii)     Sales of Assets. The Borrower will not (nor permit any of its subsidiaries with respect to their assets and properties), other than in the ordinary course of business, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of its properties or assets material to the Borrower’s business to any person or entity other than a direct or indirect subsidiary of the Borrower;

(iii)     Redemptions. The Borrower will not redeem or repurchase any outstanding equity and/or debt securities of the Borrower;

(iv)     Indebtedness. Borrower will hereafter not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness which is not expressly subordinate in all respects to this Note, provided, that this covenant shall not apply to (A) capitalized leases, purchase money indebtedness (secured solely by Liens on the equipment or assets leased or purchased), (B) accounts payable, or (C) other accrued expenses incurred by the Borrower in the ordinary course of business;

(v)     Negative Pledge. Other than with respect to this Note, the Borrower will not (nor will it permit its subsidiaries to) hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a “Lien”) upon any of its property, revenues or assets, whether now owned or hereafter acquired, except any of the following (collectively, “Permitted Liens”):

(a)     Liens granted to secure indebtedness incurred (i) to finance the acquisition (whether by purchase or capitalized lease) of tangible assets or (ii) under equipment leases or purchase money indebtedness, but in each case, only on the assets acquired with the proceeds of such indebtedness;

(b)     Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c)     Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)     Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(e)     judgment Liens in existence less than 30 days after notice of the entry thereof is forwarded to the Borrower or with respect to which execution has been stayed; and

(f)     Liens set forth set forth on Schedule 3B(v).

(vi)     Transactions with Affiliates. The Borrower will not enter into any transaction after the Issue Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Borrower or any of its subsidiaries (including officers, directors and shareholders owning five (5%) percent or more of the Parent’s outstanding capital stock), except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Borrower as determined by the Board of Directors in good faith.

(vii)     Dividends. The Borrower will not declare or pay any distributions on its outstanding capital stock.

(viii)     Parent. Each Borrower will continue to be wholly-owned subsidiaries of the Parent.

4.     Events of Default.

If any of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation by law or otherwise) (each, an “Event of Default”):

(i)     Non-Payment of Obligations. Borrower shall default in the payment of the principal of this Note as and when the same shall become due and payable (whether by acceleration or otherwise) or shall fail to pay accrued interest on this Note within five (5) business days of when the same shall become due and payable (whether by acceleration or otherwise);

(ii)     Non-Performance of Affirmative Covenants. Borrower shall default in the due observance or performance of any covenant set forth in Section 3A, which default shall continue uncured for ten (10) days;

(iii)     Non-Performance of Negative Covenants. Borrower shall default in the due observance or performance of any covenant set forth in Section 3B, and, if capable of cure, such default shall not have been cured within ten (10) days;

(iv)     Bankruptcy, Insolvency, Etc. Borrower shall:

(a)     in any legal document admit in writing its inability to pay its debts as they become due;

(b)     apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its property, or make a general assignment for the benefit of creditors;

(c)     in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or for any part of its property;

(d)     permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, and, if such case or proceeding is not commenced by the Borrower or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Borrower or shall result in the entry of an order for relief; or

(e)     take any corporate or other action authorizing, or in furtherance of, any of the foregoing;

(v)     Teco Facility. The Borrower shall fail to hold any required provisional or permanent certificate (as applicable) under State or local law for the operation of the Teco Facility as an establishment to cultivate and sell cannabis;

(vi)     Cross-Default. Borrower shall default in the payment when due, after the expiration of any applicable grace period, of any amount payable under any other obligation of the Borrower for money borrowed in excess of $100,000;

(vii)     Cross-Acceleration. Any other indebtedness for borrowed money of Borrower in an aggregate principal amount exceeding $100,000 shall be duly declared to be or shall become due and payable prior to the stated maturity thereof or shall not be paid as and when the same becomes due and payable including any applicable grace period; or

(viii)     Other Breaches, Defaults. Borrower shall default or be in breach of any other term or provision of this Note, any other Transaction Document (as defined in the Loan Agreement), in any material respect, for a period of ten (10) days, or any material representation or warranty made by the Borrower to the Lender in any Transaction Document shall be materially false or misleading;

then, and in any such event, the Lender shall, by notice to the Borrower, take or cause to be taken any or all of the following actions, without prejudice to the rights of Lender to enforce its claims against the Borrower: (1) declare the principal of and any accrued interest and all other amounts payable under this Note to be due and payable, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (2) exercise any other remedies available at law or in equity, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note; provided, that upon the occurrence of any Event of Default referred to in Section 4(iv) then (without prejudice to the rights and remedies specified in clause (2) above) automatically, without notice, demand or any other act by any Holder, the principal of and any accrued interest and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained in this Note to the contrary notwithstanding. No remedy conferred in this Note upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

5.     Amendments and Waivers.

A.     The provisions of this Note may from time to time be amended, modified or supplemented, if such amendment, modification or supplement is in writing and consented to by the Borrower and the Lender.

B.     No failure or delay on the part of the Lender in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

C.     To the extent that the Borrower make a payment or payments to the Lender, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid by the Lender to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made by the Lender or such enforcement or setoff had not occurred.

6.     Miscellaneous.

A.     Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Borrower or the Lender shall bind and inure to the benefit of its successors and permitted assigns of the Borrower and the Lender, respectively, whether so express or not.

B.     Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of laws principles thereof.

C.     Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

[Signature Page Follows]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Borrower.

GB SCIENCES LAS VEGAS, LLC GB SCIENCES NEVADA LLC,

By: GB SCIENCES, INC., as sole member

By: /s/ John Poss

Name: John Poss

Title: Chief Executive Officer

SCHEDULE 3B(v)
LIENS